SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                          Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Sec. 240.14a-12

                            FREMONT MUTUAL FUNDS INC.
                (Name of Registrant as Specified in Its Charter)

          ------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[LOGO]
fremont(R)
  FREMONT INVESTMENT ADVISORS

December 15, 2004

                      IMPORTANT INFORMATION REGARDING YOUR
                         INVESTMENT IN THE FREMONT FUNDS

Dear Valued Shareholder,

Seasons greetings from Fremont Funds. We know this is a busy time of year and wanted to be sure that you received proxy material relating to your investment in one or more of The Fremont Funds ("The Funds"). As discussed in the proxy statement, each of The Funds will be holding a Special Meeting of Shareholders scheduled for January 11, 2005. At the Meetings, the Funds will be asking shareholders to vote on an agreement and plan of reorganization to allow each Fremont Fund to transfer all of its assets in a tax-free reorganization to a similarly managed Managers Fund.

We strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the Meeting:

      1. Vote by Telephone. You may cast your vote by telephone by calling our toll-free proxy hotline at 800.317.8044. Our representatives are available to record your vote Monday through Saturday from 9:00 a.m. to 10:00 p.m. Eastern Time.

      2. Vote Through the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

      3. Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

               YOUR PARTICIPATION IS IMPORTANT. PLEASE VOTE TODAY!

If you have any questions relating to this Shareholder Meeting or voting your shares, you may call our proxy specialists toll-free at 800.317.8044 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Saturday. As the meeting date approaches, you may receive a call encouraging you to vote your shares in order to be represented at the Meeting.

Thank you for your time and consideration and Happy Holidays.

The Team at Fremont Investment Advisors

Must be preceded or accompanied by a current prospectus. Mutual fund investing involves risk; principal loss is possible.

The Fremont Funds are distributed by Quasar Distributors, LLC.  (12/04)